Exhibit 99.1

Chegg Receives Continued Listing Standard Notice from NYSE

April 4, 2025

SANTA CLARA, Calif.-- Chegg, Inc. (“Chegg” or the “Company”) (NYSE:CHGG), the leading student-first connected learning platform, today announced that on April 1, 2025, the Company was notified by the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing share price of the Company’s common stock as of March 31, 2025 was less than $1.00 over a consecutive 30 trading-day period.

As required by the NYSE, the Company intends to notify the NYSE timely of its intent to regain compliance with the NYSE minimum share price requirement, which may include, if necessary, effecting a reverse stock split, subject to approval by the board of directors and stockholders of the Company. The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company’s common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

The notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and trade on the NYSE during the six-month cure period, subject to the Company’s compliance with the other NYSE continued listing standards. The Company intends to continuously monitor the closing share price of its common stock throughout the cure period and, as appropriate, will evaluate available options to resolve the deficiency and regain compliance with the minimum share price requirement. In the event that the Company fails to regain compliance with the minimum share price requirement, the Company’s common stock will be subject to NYSE’s suspension and delisting procedures.

About Chegg

Chegg provides individualized learning support to students as they pursue their educational journeys. Available on demand 24/7 and powered by over a decade of learning insights, the Chegg platform offers students artificial intelligence (“AI”)-powered academic support thoughtfully designed for education coupled with access to a vast network of subject matter experts who ensure quality. No matter the goal, level, or style, Chegg helps millions of students around the world learn with confidence by helping them build essential academic, life, and job skills to achieve success. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release, including statements regarding the Company’s ability to regain compliance with the NYSE minimum share price requirement within the applicable cure period, the Company’s ability to maintain the listing of its common stock on the NYSE, the Company’s intention to monitor the closing share price of its common stock and evaluate available options to resolve the deficiency, including, if necessary, effecting a reverse stock split, and the Company’s ability to continue to comply with other applicable listing standards of the NYSE, are forward-looking statements. The words “will,” “plans,” “expects” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including reactions from the Company’s employees, vendors, customers, lenders and investors to the Company’s receipt of the NYSE notice of non-compliance, the possibility that the Company is unable to regain compliance with the NYSE minimum share price requirement, or thereafter continue to comply with the NYSE listing standards, the impact of the Company’s commencement of a process to explore strategic alternatives and the outcome of such process, the possibility that the NYSE may delist the Company’s common stock, and the risks and uncertainties set forth in the section entitled “Risk Factors” in the

Company's Annual Report on Form 10-K for the year ended December 31, 2024, as well as subsequent filings with the SEC. In addition, new risks may emerge from time to time, and it is not possible for the Company to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements made. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual future results may be materially different from those anticipated or implied in the forward-looking statements.

Media Contact: Mansi Bandarupalli, press@chegg.com

Investor Contact: Tracey Ford, IR@chegg.com